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[KPMG Peat Marwick LLP Letterhead]



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Advantus Venture Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "COUNSEL AND INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.



                                        /s/ KPMG Peat Marwick LLP
                                        KPMG Peat Marwick LLP


Minneapolis, Minnesota

November 19, 1998